                                                                  Exhibit (4)(d)


                      [Form of Subordinated Debt Security]

                           [Global Securities Legend]

            UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE CO., HAS AN INTEREST HEREIN.

            TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

                          BRISTOL-MYERS SQUIBB COMPANY
                          % SUBORDINATED DEBENTURE DUE

REGISTERED                                                      CUSIP NO.

NO.

            BRISTOL-MYERS SQUIBB COMPANY, a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Company", which term includes any successor under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO., or registered assigns,
the principal sum of [                    ] at the office or agency of the
Company in New York, New York designated for such purpose by the Company (on the date hereof, the principal Corporate Trust Office of the Trustee mentioned
below, located at [    ]), in such coin or currency of the United States of
America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest on said principal sum semiannually
on [    ] and [    ] of each year, commencing [        ], at said office or
agency (except as provided below), in like coin or currency, at the rate per annum specified in the title hereof, such interest to accrue from the date of this Debenture until payment of said principal sum has been made or duly provided for. The interest so payable, and punctually paid
or duly provided for, on any [    ] or [    ] will, except as provided in the
Indenture dated as of [    ] (herein called the "Indenture"; capitalized terms
used and not defined herein shall have the meaning ascribed to such terms in the
Indenture), duly executed and delivered by the Company to [    ], as trustee
(herein called the "Trustee"), be paid to the Person in whose name this Debenture (or one or more Predecessor Securities) is registered at the close of
business on the next preceding [    ] or [    ], respectively (herein called the
"Regular Record Date"), whether or not a Business Day, and may, at the option of the Company, be paid by check mailed to the registered address of such Person. Any such interest which is payable, but is not so punctually paid or duly provided for, shall forthwith cease to be payable to the registered Holder on such Regular Record Date and may be paid either to the Person in whose name this Debenture (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, as described in the Indenture, notice whereof shall be given to Holders of Debentures not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Debentures may be listed and upon such notice as may be required by such exchange, if such manner of payment shall be deemed practical by the Trustee, all as more fully provided in the Indenture.

            Initially, the Trustee will be the Paying Agent and the Security Registrar with respect to this Debenture. The Company reserves the right at any time to vary or terminate the appointment of any Paying Agent or Security Registrar, to appoint additional or other Paying Agents and other Security Registrars and to approve any change in the office through which any Paying Agent or Security Registrar acts; PROVIDED that there will at all times be a Paying Agent in The City of New York.

            This Debenture is one of the duly authorized issue of subordinated debt securities (hereinafter called the "Securities") of the Company, of the series hereinafter specified, all issued or to be issued under and pursuant to the Indenture, to which Indenture and all other indentures supplemental thereto reference is hereby made for a statement of the rights and limitations of rights, obligations, duties and immunities thereunder of the Trustee and any agent of the Trustee, any Paying Agent, the Company and the Holders of the Securities and the terms upon which the Securities are issued and are to be authenticated and delivered.

            The Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest (if any) at different rates, may be subject to different redemption provisions (if any), may be subject to different sinking, purchase or analogous funds (if any), may be subject to different covenants and Events of Default and may otherwise vary as provided or permitted in the Indenture. This Debenture is one of the series of Securities of the
Company issued pursuant to the Indenture designated as the [   ]% Subordinated
Debentures Due [    ] (herein called the "Debentures"), limited in aggregate
principal amount to $[    ].

            The Debentures are not redeemable prior to the Stated Maturity of the principal hereof and will not be subject to any sinking fund.

            If an Event of Default with respect to the Debentures shall occur and be continuing, the principal of all of the Debentures may be declared due and payable in the manner, with the effect and subject to the conditions provided in the Indenture.

            The Indenture permits, with certain exceptions as therein provided, the Company and the Trustee to enter into supplemental indentures to the Indenture for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of modifying in any manner the rights of the Holders of the Securities of each series under the Indenture with the consent of the Holders of not less than a majority in principal amount of the Securities at the time Outstanding of each series to be affected thereby on behalf of the Holders of all Securities of such series. The Indenture also permits the Holders of a majority in principal amount of the Securities at the time Outstanding of each series on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults and their consequences with respect to such series under the Indenture. Any such consent or waiver by the Holder of this Debenture shall be conclusive and binding upon such Holder and upon all future Holders of this Debenture and of any Debenture issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Debenture or such other Debentures.

            No reference herein to the Indenture and no provision of this Debenture or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, and any premium and any interest on, this Debenture at the place, rate and respective times and in the coin or currency herein and in the Indenture prescribed.

            As provided in the Indenture and subject to the satisfaction of certain conditions therein set forth, including the deposit of certain trust funds in trust, at the Company's option, either the Company shall be deemed to have paid and discharged the entire indebtedness represented by, and the obligations under, the Securities of any series and to have satisfied all the obligations (with certain exceptions) under the Indenture relating to the Securities of such series or the Company shall cease to be under any obligation to comply with any term, provision or condition of certain restrictive covenants or provisions with respect to the Securities of such series.

            The Debentures are subordinated to Senior Indebtedness, as defined in the Indenture. To the extent provided in the Indenture, Senior Indebtedness must be paid before the Debentures may be paid. The Company agrees, and each Holder by accepting a Debenture agrees, to the subordination provisions contained in the Indenture and authorizes the Trustee to give them effect and appoints the Trustee as attorney-in-fact for such purpose.

            The Debentures are issuable in registered form without coupons in denominations of $1,000 and any integral multiple of $1,000. Debentures may be exchanged for a like aggregate principal amount and Stated Maturity of Debentures of other authorized denominations at the office or agency of the Company in New York, New York, designated for such purpose by the Company (on the date hereof, the principal Corporate Trust Office of the Trustee, located at
[     ]), and in the manner and subject to the limitations provided in the
Indenture.

            Upon due presentment for registration of transfer of this Debenture at the office or agency of the Company in New York, New York, designated for such purpose by the Company (on the date hereof, the principal Corporate Trust
Office of the Trustee, located at [     ]), duly endorsed or accompanied by a
written instrument of transfer in form satisfactory to the Company, the Trustee and the Security Registrar duly executed by the Holder thereof or his attorney duly authorized in writing, a new Debenture or Debentures of authorized denominations for a like aggregate principal amount and Stated Maturity will be issued to the transferee in exchange therefor, subject to the limitations provided in the Indenture.

            No charge shall be made for any such transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

            Prior to due presentment for registration of transfer of this Debenture, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Debenture is registered as the owner hereof for all purposes, whether or not this Debenture is overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

            This Debenture shall be construed in accordance with and governed by the laws of the State of New York.

            Unless the certificate of authentication hereon has been manually executed by or on behalf of the Trustee under the Indenture, this Debenture shall not be entitled to any benefits under the Indenture, or be valid or obligatory for any purpose.

            IN WITNESS WHEREOF, BRISTOL-MYERS SQUIBB COMPANY has caused this Debenture to be duly executed under its corporate seal.

Dated:                                      BRISTOL-MYERS SQUIBB
                                            COMPANY,

                                               by
                                                  ------------------------------
                                                  Name:
                                                  Title:

[Seal]                                            ATTEST:

                                               by
                                                  ------------------------------
                                                  Name:
                                                  Title:

                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION

            This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.

                                            [                ],
                                            as Trustee,


                                               by
                                                  ------------------------------
                                                  Authorized Officer